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TRIQUINT SEMICONDUCTOR, INC.
Proxy for Special Meeting of Stockholders to be held on July 19, 2001

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated June 18, 2001, and hereby names, constitutes and appoints Steven J. Sharp and Edson H. Whitehurst, Jr., or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Special Meeting of Stockholders of TriQuint Semiconductor, Inc. ("TriQuint") to be held at 10:00 a.m. on Thursday, July 19, 2001, and at any adjournment or postponement thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on June 8, 2001, with all the powers that the undersigned would possess if personally present.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRIQUINT. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE BELOW ITEMS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.						Please mark your votes as indicated in this example.		/x/
Proposal 1:	To approve the issuance of shares of common stock in the merger.			Proposal 2:	To amend the certificate of incorporation, as amended, to increase the number of shares of common stock authorized for issuance thereunder to 600,000,000 shares from 200,000,000 shares.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 1.				THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.
	FOR / /	AGAINST / /	ABSTAIN / /		FOR / /	AGAINST / /	ABSTAIN / /
Proposal 3:
	To approve and adopt the TriQuint Semiconductor, Inc. 2001 Stock Option Plan, to reserve 2,400,000 shares of common stock that may be optioned and sold under the plan, and to approve the automatic annual increase thresholds thereunder.			Proposal 4:
Upon such other matters as may properly come before or incident to the conduct of the Special Meeting, the proxy holders shall vote in such manner as they determine to be in the best interests of TriQuint. TriQuint is not presently aware of any such matters to be presented for action at the meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.					I (We) plan to attend the meeting / /
	FOR / /	AGAINST / /	ABSTAIN / /
Signature	Signature	Date

Please sign exactly as your name appears on this Proxy Card. If the shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

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TRIQUINT SEMICONDUCTOR, INC. Proxy for Special Meeting of Stockholders to be held on July 19, 2001